EXHIBIT 10.21

Memec, Inc.

3721 Valley Centre Drive

San Diego, CA 92130

April 29, 2004

Permira (Europe) Limited

Schroder Venture Managers (Guernsey) Limited

Barings (Guernsey) Limited

SV Nominees Limited

P.O. Box 71

Trafalgar Court, Les Banques

St. Peter Port, Guernsey, Channel Islands, GY1 3DA

Dear Sirs:

Reference is made to that certain Exchange Agreement, dated as of April 19, 2004 (the “Exchange Agreement”), between Memec Group Holdings Limited, Memec, Inc. (“Memec”) and the shareholders named therein, which Exchange Agreement was entered into in order to facilitate the redomiciling of the holding company of the Memec group of companies to the United States. This letter will confirm our agreement that in connection with and in consideration for your participation in the transactions contemplated by the Exchange Agreement, Permira (Europe) Limited, as general partner of Permira Europe II Managers, L.P., SV Nominees Limited, as nominee for Schroder Ventures Investment Limited (together “Permira Europe II”) and Schroder Venture Managers (Guernsey) Limited and Barings (Guernsey) Limited (“Permira UK” and, together with Permira Europe II, the “Permira Funds”), will be entitled, without further action required by Memec or the Permira Funds, to the following rights regarding the appointment of the representatives to Memec’s Board of Directors (the “Board”):

(i) The Permira Funds shall be afforded the opportunity to provide to the Board, a reasonable period of time before the Board or Memec distributes to stockholders a proxy statement or other materials in connection with the election of directors, the name of a nominee to the Board (such person, the “Nominee”), as well as any other information regarding such Nominee as Memec may reasonably request. The selection by the Permira Funds of their Nominee shall be made after consultation with Memec. The Board and/or Memec shall include the Nominee as one of the persons recommended by the Board for election as a director of Memec, solicit proxies from stockholders in favor of the election of the Nominee as a director, and otherwise use all reasonable efforts to cause the Nominee to be elected as a director of Memec. In the event a Nominee elected to the Board shall cease to serve as a director for any reason, the Board shall fill the vacancy resulting therefrom with another Nominee selected by the Permira Funds. If the Company has a classified Board, the Permira Funds shall be permitted to elect the class of directors in which their Nominee is to be included, and Memec’s obligation under this paragraph (i) shall be to take the steps set forth herein to cause the Nominee to be elected in the year in which the Nominee’s class of directors is up for election. Notwithstanding the foregoing, the Board shall not be required to fulfill its obligations under this paragraph to the extent that doing so would be in contravention of its fiduciary duties to Memec’s stockholders.

(ii) Notwithstanding anything in paragraph (i) to the contrary, if at any time the Permira Funds and their affiliates cease to own at least 5% of the outstanding shares of common stock, par value $.001 per share, of Memec, the Permira Funds shall not have any right to designate a Nominee to the Board under this Agreement.

(iii) It is expressly agreed that, notwithstanding any affiliation of Peter Smitham either currently or that he may have from time to time with the Permira Funds, Peter Smitham (a current director of Memec) shall not be considered the Nominee of the Permira Funds under this Agreement.

Very truly yours: MEMEC, INC.

By:	/s/ DOUG LINDROTH

Name: Title:

ACCEPTED AND AGREED:

PERMIRA (EUROPE) LIMITED

as general partner of Permira Europe II Managers, L.P. as general partner of

(1) Permira Europe II L.P. 1

(2) Permira Europe II L.P. 2

(3) Permira Europe II C.V.3

(4) Permira Europe II C.V.4

and as manager of the Permira Europe II Co-Investment Scheme

By:	/s/ L. MCNAIRN

Name: Laurence S. McNairn Title: Director

SV NOMINEES LIMITED

As nominee for Schroder Ventures Investment Limited

By:	/s/ L. McNAIRN

Name: Laurence S. McNairn Title: Director

SCHRODER VENTURE MANAGERS (GUERNSEY) LIMITED

As manager of the Schroder UK Venture Fund IV Co-Investment Scheme

By:	/s/ L. McNAIRN

Name: Laurence S. McNairn Title: Director

BARINGS (GUERNSEY) LIMITED

For and on behalf of

(1) Barings (Guernsey) Limited as Trustee of Schroder UK Venture Fund IV Trust

(2) Barings (Guernsey) Limited as Custodian of Schroder UK Venture Fund IV LP1

(3) Barings (Guernsey) Limited as Custodian of Schroder UK Venture Fund IV LP2

By:	/s/ A. NORMAN	/s/ T. GARDNER

	Name: Adrian Norman Title: Authorised Signatory	Tracy Gardner Authorised Signatory